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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:                                    February 24, 1994

Exact name of registrant
as specified in its charter:                       BELL ATLANTIC CORPORATION

Commission File No.:                               1-8606

State of Incorporation:                            Delaware

IRS Employer Identification No.:                   23-2259884

Address of principal
executive offices:                                 1717 Arch Street
                                                   Philadelphia, Pennsylvania
Zip Code                                           19103

Registrant's telephone number,
including area code:                               (215) 963-6000

Former name or former address,
if changed since last report:                      N/A
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Item 5.  Other Events.

     Bell Atlantic Corporation, Tele-Communications Inc. and Liberty Media Corporation said last night that they have been unable to reach final agreement on their proposed merger and have terminated negotiations.

     The parties had resolved their major differences, but regulatory actions announced this week made reaching agreement on a transaction of this magnitude impossible. The parties are discussing other ways of working together, including possible joint ventures to build full service networks, and joint investment in programming.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BELL ATLANTIC CORPORATION


By:  /s/ P. Alan Bulliner
     --------------------
     Vice President-Corporate
        Secretary and Counsel


Date: February 24, 1994